UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2005 (February 4, 2005)

Boston Life Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Newbury Street, 5th Floor, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 425-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

Effective February 4, 2005, the Board of Directors of Boston Life Sciences, Inc., a Delaware corporation (the “Company”), approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended to date, effecting a one-for-five reverse split of the Company’s common stock. The amendment was approved by the affirmative vote of holders of a majority of the Company’s issued and outstanding shares of common stock and Series E preferred stock, voting together as a single class, at a special meeting of stockholders held on February 4, 2005 (the “Special Meeting”). The reverse stock split became effective as of 5:00 p.m. on February 4, 2005. As a result of the reverse stock split, every five shares of the Company’s common stock will be converted into one share of the Company’s common stock. In lieu of fractional shares resulting from the reverse stock split, the Company will pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Company’s common stock on The Nasdaq SmallCap Market during the regular trading hours for the five trading days immediately preceding the effective time of the reverse stock split. Each stockholder’s percentage ownership in the Company and proportional voting power remains unchanged after the reverse stock split except for minor changes resulting from the cash payment of fractional shares. The Company’s issued and outstanding common stock has been reduced from 34,471,932 shares to approximately 6,894,386 shares. The Company’s common stock will trade on The Nasdaq SmallCap Market under the ticker symbol BLSID for 20 trading days beginning February 7, 2005. At the end of that period, on March 7, 2005, the ticker symbol will revert to the present BLSI. A new CUSIP number has been issued for the Company’s common stock 100843 70 5 to distinguish stock certificates issued after the effective date of the reverse stock split. The Company’s old CUSIP number was 100843 40 8. A copy of the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation is filed herewith as Exhibit 3.1.

At the Special Meeting, an amendment to the Company’s Certificate of Designations, Rights and Preferences of Series E Cumulative Convertible Preferred Stock (the “Amendment”) was approved by affirmative vote of holders of a majority of the Company’s issued and outstanding shares of common stock and Series E preferred stock, voting together as a single class, and the affirmative vote of at least 75% of the Series E Preferred Stock. The Amendment provided for mandatory conversion of all outstanding shares of the Series E preferred stock into common stock upon the request of the holders of 75% of the Series E preferred stock. The Company expects to issue approximately 900,674 shares of common stock, on a post-reverse stock split basis, in connection with the conversion of the 561.3 shares of the Series E preferred stock currently outstanding. A copy of the Amendment to the Company’s Certificate of Designations, Rights and Preferences of Series E Cumulative Convertible Preferred Stock is filed herewith as Exhibit 3.2.

Item 8.01. Other Events.

For a summary of the terms of the reverse stock split and conversion of the Series E preferred stock, please see “Item 3.03. Material Modifications to Rights of Security Holders” above.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON LIFE SCIENCES, INC.

Date: February 7, 2005	By:	/s/ Joseph Hernon
Joseph Hernon Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation.

3.2	Amendment No. 1 to the Company’s Certificate of Designations, Rights and Preferences of Series E Cumulative Convertible Preferred Stock.